UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2016 (December 22, 2016)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 22, 2016, Tauriga Science, Inc., a Florida corporation (the “Company”), entered in a Membership Interest Transfer Agreement (the “Transfer Agreement”) with Open Therapeutics, LLC, an Ohio limited liability company (“Open Therapeutics”), whereby the Company sold 80% of its membership interest in its wholly-owned subsidiary, Pilus Energy, LLC (“Pilus Energy”), to Open Therapeutics.

In consideration for this 80% interest, Open Therapeutics agreed to terminate and cancel 80% of the unexercised portion of the warrant to purchase 28,917,647 shares of the Company’s common stock issued on January 28, 2014 and more fully described in the Form 8-K’s filed by the Company with the Securities Exchange Commission on November 27, 2013 and February 4, 2014. As such, 5,783,520 shares of common stock remain subject to such warrant. Open Therapeutics was previously known as both Bacterial Robotics, LLC and Microbial Robotics, LLC prior to its name change to Open Therapeutics on May 12, 2016.

Open Therapeutics also agreed Pilus Energy would pay to The Company 20% of the net profit generated from Pilus Energy, if any, for each calendar year (or portion thereof) beginning January 1, 2017 (“Profit Sharing Payment”). The Company’s Profit Sharing Payment will be calculated and paid once per calendar year for the preceding calendar year once Open Therapeutics’ financial statements for such preceding calendar year are finalized by its accountants. However, as part of the Transfer Agreement, the Company agreed that the first $75,000 owed to the Company under the Profit Sharing Payment shall be retained by Open Therapeutics unless other payment arrangements are reached. Additionally, Tauriga agreed it would vote its 20% membership interest in Pilus Energy in the same manner that Open Therapeutics votes its membership interest on all matters for which a member vote is required and/or advisable.

The foregoing description of the Transfer Agreement is qualified in its entirety by reference to the provisions of the form of the Transfer Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

On December 27, 2016, the Company issued a press release announcing the execution of the Transfer Agreement (the “Initial Press Release”) and, on December 28, 2016, issued a press release correcting certain of the information contained in the Initial Press Release. Copies of both press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1*	Membership Interest Transfer Agreement dated December 22, 2016 between Tauriga Sciences, Inc. and Open Therapeutics, LLC.

99.1*	Press release dated December 27, 2016.

99.2*	Corrected press release dated December 28, 2016.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2016

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer